UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2009
CINTEL CORP.
 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-100046 (Commission File Number)	52-2360156 (I.R.S. Employer Identification Number)

433 N. Camden Drive, Suite 400, Beverly Hills, CA 90210
 (Address of principal executive offices) (zip code)

(310) 997-1407
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement

On December 31, 2009, Cintel Corp. (the “Company”) entered into an agreement (the “Agreement”) with Woori Private Equity Fund (“Woori”), and Cintel Co. Ltd., (“Cintel Korea”), a wholly owned subsidiary of the Company. The Agreement provides for the transfer by the Company of certain collateral to Woori in accordance with the Convertible Bonds Subscription Agreement dated as March 15, 2007 (the “Woori Subscription Agreement”).  At the closing of the Woori Subscription Agreement, the Company issued a convertible bond (the “Convertible Bond”) in the amount of Korean Won 60,000,000,000 (USD$63,000,000). The Convertible Bond is secured by the all shares subscribed for by the Company using the proceeds from the Convertible Bond.

Pursuant to the terms of the Agreement, the Company acknowledged that it is in default of the terms of the Woori Subscription Agreement and agreed to the following in full satisfaction of all amounts owed under the Convertible Bond:

(A) The pledged deposit established pursuant to the Woori Subscription Agreement in the amount of 10,718,080,000 won (USD$9,292,602) shall be transferred to Woori; and
(B)  The Company shall sell and transfer to Woori all of its interest in 501,000 shares of Phoenix Digital Tech, 10,200,000 shares of Phoenix Semiconductor Telecommunication Suzhou, 1,202,520 shares of Bluecomm (the “Pledged Shares”). In addition, Cintel Korea shall transfer to Woori 2,644,426 shares of BK LCD (together with the Pledged Shares, collectively the “Pledged Securities”). The purchase price price of the Pledged Securities shall be paid by offset against the amounts owed under the Convertible Bond.

The closing of the transactions contemplated by the Agreement shall occur on the earlier of (i) the date when Woori advises the Company that the principal of the Convertible Bond is reduced by the amount of the collateral under the Agreement and the Pledged Shares have been transferred to Woori and Woori is a shareholder of the issuers of the Pledged Shares, or (ii) December 31, 2009.  The Company’s management intends to pursue strategic acquisition opportunities in the areas of LCD testing equipment and parts.  However, the Company currently has no agreements or arrangements for any acquisitions.  There can be no assurance that it will be able to consummate any strategic acquisitions, or if it is able to do so, that any one or more of the acquisitions will prove to be profitable or otherwise beneficial to the Company.

Item 9.01    Financial Statements and Exhibits.

 (c)           Exhibits.

Exhibit Number	Description
10.1	Agreement among Cintel Corp., Woori Private Equity Fund and Cintel Co. Ltd. dated as of December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTEL CORP.

Dated: January 8, 2010	By:	/s/ Dave Kyung Han
Dave Kyung Han
President & Chief Executive Officer